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CONTACTS:  Judith A. Boyle
           Associate General Counsel
           (602) 852-6600

           Lori Parks/Eugene Heller
           Silverman Heller Associates
           (310) 208-2550

FOR IMMEDIATE RELEASE

                       CYGNET FINANCIAL CORPORATION FILES
                         SUPPLEMENT TO RIGHTS OFFERING

PHOENIX, Arizona (September 17, 1998) - Cygnet Financial Corporation (Nasdaq NM:
CGNTR) today announced that it has filed a supplement to its prospectus dated August 26, 1998, which covers the sale of its common stock in a rights offering made to stockholders of Ugly Duckling Corporation (Nasdaq NM: UGLY). The rights offering is being made in connection with the proposed split-up of Ugly Duckling, whereby Ugly Duckling's non-dealership operations would be transferred to Cygnet, subject to satisfaction of certain conditions.

     In light of Ugly Duckling's announcement today of its offer to exchange up to $32.5 million principal amount of its 12% Subordinated Debentures due 2003 for up to 5,000,000 shares of its common stock, Cygnet has distributed a prospectus supplement describing the basic terms of Ugly Duckling's exchange offer. Cygnet is also offering each holder who exercised rights in the rights offering the right to rescind that election until 5 p.m. Minnesota time on September 29, 1998. The rights offering is scheduled to expire at 5 p.m. Minnesota time on September 21, 1998, subject to extension, abandonment, postponement or modification at the sole discretion of Ugly Duckling's Board of Directors.

     For additional information regarding procedures for exercising rights, see "The Rights Offering - Method for Exercising Rights" in Cygnet's prospectus dated August 26, 1998, or contact Corporate Investor Communications, Inc., toll free at 1-888-673-4478.

                                     -more-
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Cygnet Financial Corporation Files Supplement to Rights Offering
September 17, 1998
Page 2.

     Headquartered in Phoenix, Arizona, upon the effective date of the split-up, Cygnet will engage in the business of providing various financial services primarily to the sub-prime segment of the automobile financing industry.

                                      ***

     This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, Cygnet undertakes no obligation to update these statements for revisions or changes after the date of this press release. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in this press release and in the sections entitled "Management Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," and elsewhere in Cygnet's Registration Statement on Form S-1 (File No. 333-57323).

     As noted above, a registration statement relating to the Cygnet securities (rights and Cygnet common stock) has been filed with and declared effective by the Securities and Exchange Commission. This discussion of the split-up transaction and the related rights offering shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities sold in the rights offering will be offered only by means of a Cygnet prospectus. Copies of Cygnet's prospectus dated August 26, 1998, and related prospectus supplement dated September 17, 1998, for the rights offering may be obtained by contacting: Steven P. Johnson, General Counsel of Cygnet, 2525 E. Camelback Road, Suite 1150, Phoenix, AZ 85016, telephone (602) 852-6600. For more complete information about the split-up transaction, the related rights offering and their impact on Cygnet, obtain a Cygnet prospectus and related prospectus supplement as indicated above.

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